Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pediatrix Medical Group, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-07057, 333-07061, 333-07059 and 333-77779) on Forms S-8 of Pediatrix Medical
Group, Inc. and subsidiaries of our report dated March 22, 1999, relating to the consolidated balance sheet of Pediatrix Medical Group, Inc. as of December 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows and the financial statement schedule for the year ended December 31, 1998 which report appears in the December 31, 1998 annual report on Form 10-K of Pediatrix Medical Group, Inc. and subsidiaries.

KPMG LLP

Fort Lauderdale, Florida
March 23, 2000

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